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                                                                    EXHIBIT 23.4


                     CONSENT OF INFORMATION RESOURCES, INC.

     Information Resources, Inc. ("IRI") hereby consents to the inclusion of the market information attached hereto as Exhibit A only in the form set forth on Exhibit A (the "Data") in the preliminary and final Offering Memorandum, as the same may be amended or supplemented (the "Offering Memorandum"), and in the Registration Statement on Form S-4, as the same may be amended or supplemented (the "Registration Statement"), of Eagle Family Foods, Inc. (the "Company"), relating to the offering of 115 million aggregate principal amount of Senior Subordinated Notes due 2008.

     Company acknowledges that IRI compiles this Data based on data received by it from grocery stores. As a result, IRI cannot guarantee the accuracy or completeness of such Data. IRI MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE DATA OR RESULTS TO BE OBTAINED BY COMPANY OR OTHERS FROM THE USE OF THE DATA.

     The Company hereby agrees to indemnify IRI for any third party claims that may arise out of the use of the Data in the Offering Memorandum or the Registration Statement. IN NO EVENT SHALL IRI BE LIABLE TO COMPANY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL OR CONSEQUENTIAL, ARISING OUT OF OR IN CONNECTION WITH THE FURNISHING BY IRI OF THE DATA TO COMPANY AS SET FORTH HEREIN.

                         INFORMATION RESOURCES, INC.

                         By:      /s/ Monica M. Weed
                                 ______________________________________
                                     Monica M. Weed


                         Title:    Senior Vice President

                                 ______________________________________


                         EAGLE FAMILY FOODS, INC.



                         By:       /s/ John O'C. Nugent
                                 ______________________________________
                                     John O'C. Nugent


                         Title:    CEO/President
                                 ______________________________________

Dated:  December 23, 1997